SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  NOVEMBER 20, 1996


                  THE STROBER ORGANIZATION, INC.
      (Exact Name of Registrant as specified in its charter)


     DELAWARE                     0-15339               11-2822910
(State or other jurisdiction     Commission            IRS Employer
     of incorporation)           File Number         Identification No.


550 HAMILTON AVENUE, BROOKLYN, NEW YORK                    11232
    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (718) 832-1212

                                           N/A

  (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 5. OTHER EVENTS. On November 20, 1996, the Registrant issued a Press Release, the text of which is attached hereto as Exhibit 20.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.



(c)   EXHIBITS

EXHIBIT                                                     PAGE WHERE
NUMBER                      DESCRIPTION                     LOCATED

   20                       Press Release dated              5
                            November 20, 1996

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE STROBER ORGANIZATION, INC.



                           By:/S/ DAVID J. POLISHOOK
			   ----------------------------------------------
                              DAVID J. POLISHOOK, Chief Financial Officer

                    THE STROBER ORGANIZATION, INC.

                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT




EXHIBIT                                              PAGE WHERE
NUMBER                   DESCRIPTION                 LOCATED

  20			 Press Release dated         5
                         November 20, 1996

                                  EXHIBIT 20

                 Press Release dated November 20, 1996

                             FOR IMMEDIATE RELEASE

	THE STROBER ORGANIZATION, INC. RECEIVES UNSOLICITED PROPOSAL TO BE
			ACQUIRED AT $6.50 PER SHARE IN CASH


     Brooklyn, New York, November 20, 1996 - THE STROBER ORGANIZATION, INC.

(NASDAQ-STRB) today announced that it had received an unsolicited proposal to be acquired for $6.50 per share, in cash, for an aggregate fully diluted purchase price of approximately $35 million from a third party the Company did not identify. This third party proposal is subject to a financing contingency,

receipt of certain governmental approvals and other customary conditions.  The third party is also prepared to assume the termination fee and related costs and expenses arising from Strober's definitive merger agreement with Hamilton

Acquisition LLC.  The unsolicited proposal contemplates completing the transaction in the January 1997 time frame. Although the Strober Board of

Directors has made the determination provided for under its existing merger agreement with Hamilton Acquisition LLC to permit the Company to enter into discussions with, provide information to and negotiate with this third party,

there can be no assurance that this unsolicited proposal will lead to the execution of definitive agreements.

     As previously announced on Monday, November 11, 1996, Strober had entered into a definitive merger agreement with Hamilton Acquisition LLC which provides for all of Strober's common stock to be acquired for $6.00 per share, in cash,

for an aggregate fully diluted purchase price of approximately $32 million. The

Hamilton merger agreement also contemplates completing the transaction in

January 1997.  Strober's principal stockholders owning approximately 62% of

Strober's outstanding common stock had entered into a proxy agreement agreeing to vote their shares in favor of the Hamilton merger.  However, termination of the Hamilton merger agreement by the Company would terminate the proxy power set forth in the proxy agreement in accordance with its terms.

           At the close of trading on Tuesday, November 19, 1996, Strober's common stock closed at $5.9375 per share.

           Hill Thompson Capital Markets, Inc., the Company's financial advisor,  continues to advise Strober in evaluating this new unsolicited proposal.

     Strober is a leading supplier of building materials to professional contractors from 11 centers in New York, New Jersey, Connecticut and

Pennsylvania with 1995 revenues of $125,813,000.

For more information contact:

     Strober Representative:     David J. Polishook
                                 Chief Financial Officer
                                 Tel: (718) 832-1212
                                 Fax: (718) 499-2523